Exhibit 99.1

ST. BERNARD SOFTWARE REPORTS ITS FOURTH QUARTER AND YEAR

ENDED 2007 FINANCIAL RESULTS

SAN DIEGO, CA, MARCH 11, 2008 — St. Bernard Software, Inc. (OTCBB: SBSW), a leader in Web security appliances and pioneer of hybrid secure content management solutions today announced preliminary, unaudited financial results for its fourth quarter and year ended December 31, 2007. The company cautioned that its final results could be subject to change based on adjustments in connection with the audit of its 2007 financial statements.

2007 Highlights:

•	Completed the divestiture of the UpdateEXPERT product in January and Open File Manager product in August of 2007.

•	Grew St. Bernard’s core product, iPrism, customer billing by approximately 15% annually.

•	Executed on the cost reduction and right-sizing strategy to align the company’s cost structure with the new company strategy and operating plan.

•	Transitioned to a world class supplier for our h-series appliance hardware resulting in increased capabilities with lower cost and improved reliability.

•	Established the company’s strategic platform in the development of the industry first Hybrid Secure Content Management product family.

“2007 was a year of transition for St. Bernard Software”, said Vince Rossi, CEO of St. Bernard Software. “During the year we completed the sale of our UpdateEXPERT and Open File Manager product lines and refocused the company around a Hybrid Secure Content Management product family. We transitioned to a world class supplier for our h-series hardware appliances which we believe will improve the capabilities and reliability of our appliances. The company went through a significant and necessary cost reduction and right-sizing effort to more properly align the cost structure with the size and focus of the company. We now believe the evolution to our new company strategy is complete. We believe the company and our products are in a high growth market segment and that we are well positioned to participate in that growth.”

Financial Results

Revenue in the fourth quarter was $4.2 million which is at the high end of the $3.9 to $4.3 million guidance previously provided. Revenue for the year ended December 31, 2007 is expected to be $19.1 million, a decrease of $3.5 million or 15.5% compared to 2006. The decrease is due primarily to the sale of our UpdateEXPERT and Open File Manager products lines in January and August 2007 resulting in lower revenues of $6.1 million, offset by an increase of $2.7 million associated with our iPrism and LivePrism products. GAAP loss per share for 2007 was $0.51, an increase of $0.17 compared to 2006. St. Bernard Software’s cash balance was $1.3 million at December 31, 2007.

Business Outlook

Mr. Rossi added, “We are optimistic about 2008, and believe that we will achieve good growth in our Hybrid Secure Content Management product family. Historically the first quarter is seasonally the weakest of the year and, as such, we currently expect our Q1 2008 revenue to range from $3.8 to $4.2 million.”

Conference Call Information

A live conference call scheduled for 2:00 p.m. today can be accessed at:

800-240-5318 (US and Canada)

303-262-2130 (International)

Passcode: Give the company name “St. Bernard”

A webcast is also available at www.stbernard.com under Investor Relations.

Conference Call Replay

A replay of today’s conference call can be accessed at:

800-405-2236 (US and Canada)

303-590-3000 (International)

Passcode: 11109790#

Available today, 8:00 p.m. ET through Thursday, March 18, 2008 at 11:59 pm

A webcast is also available at www.stbernard.com under Investor Relations.

About St. Bernard Software

St. Bernard Software (OTCBB: SBSW) is the world's Hybrid Security solutions provider. St. Bernard offers a full suite of Hybrid Security solutions that integrate on-premises appliances with on-demand services to protect corporate networks from online threats, enforce acceptable use policies and archive messages.

St. Bernard’s suite of iPrism® solutions — iPrism Web Filter, iPrism Email Filter, iPrism IM Filter and iPrism Message Archive — deliver secure content management with the control of an appliance combined with the scalability of a hosted service. St. Bernard's iPrism solutions are designed to prevent Internet threats, such as spam, viruses, spyware and phishing, from entering corporate networks across all electronic communications: email, IM and Web. For more information, please visit www.stbernard.com.

©2008 St. Bernard Software, Inc. All rights reserved. The St. Bernard Software logo, LivePrism, iPrism, and iGuard are trademarks of St. Bernard Software, Inc. All other trademarks and registered trademarks are hereby acknowledged.

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any statements regarding the capabilities of our products; statements regarding our financial results and cash balance for, and at, respectively, the quarter and year ended December 31, 2007; any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, risk of technical failures related to our products or the hardware incorporated into our products;, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; and the risk that audited financial results may differ materially from those provided in this release. Announcements of contract awards should not be interpreted as reflecting revenue in any particular period and may relate to revenue recorded in prior periods. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

Contact:

St Bernard Software:

Vincent Rossi, Chief Executive Officer / Acting Chief Financial Officer

(858) 524-2000

Or

(858) 524-2002

St. Bernard Software, Inc.

Consolidated Balance Sheets

	December 31, 2007	December 31, 2006
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$1,297,000	$4,842,000
Accounts receivable - net of allowance for doubtful accounts of $59,000 and $678,000 in 2007 and 2006, respectively	3,255,000	3,964,000
Inventories	158,000	730,000
Prepaid expenses and other current assets	440,000	484,000

Total current assets	5,150,000	10,020,000
Fixed Assets - Net	1,301,000	1,726,000
Other Assets	215,000	3,938,000
Goodwill	7,568,000	7,709,000

	$14,234,000	$23,393,000

Liabilities and Stockholders’ Deficit
Current Liabilities
Line of credit	$1,566,000	$296,000
Accounts payable	3,026,000	4,559,000
Accrued compensation expenses	1,188,000	1,526,000
Accrued expenses and other current liabilities	406,000	292,000
Current portion of capitalized lease obligations	153,000	75,000
Deferred revenue	9,589,000	11,873,000

Total current liabilities	15,928,000	18,621,000
Deferred Rent	232,000	—
Capitalized Lease Obligations, Less Current Portion	170,000	142,000
Deferred Revenue	5,860,000	5,843,000

Total liabilities	22,190,000	24,606,000

Commitments and Contingencies
Stockholders’ Deficit
Preferred stock, $0.01 par value; 5,000,000 shares authorized and 0 shares issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized and 14,760,052 and 14,764,251 shares issued and outstanding in 2007 and 2006, respectively	148,000	148,000
Additional paid-in capital	39,079,000	38,305,000
Accumulated deficit	(47,183,000)	(39,666,000)

Total stockholders’ deficit	(7,956,000)	(1,213,000)

	$14,234,000	$23,393,000

St. Bernard Software, Inc.

Consolidated Statements of Operations

	Years ended December 31,
	2007	2006
	(Unaudited)
Revenues
License	$1,711,000	$3,851,000
Appliance	3,160,000	3,144,000
Subscription	14,205,000	15,563,000

Total Revenues	19,076,000	22,558,000

Cost of Revenues
License	70,000	102,000
Appliance	3,194,000	2,229,000
Subscription	3,859,000	4,051,000

Total Cost of Revenues	7,123,000	6,382,000

Gross Profit	11,953,000	16,176,000
Sales and marketing expenses	13,387,000	11,246,000
Research and development expenses	6,035,000	6,401,000
General and administrative expenses	7,858,000	7,955,000
Impairment of intangible assets related to the acquisition of AgaveOne	3,262,000	—

Total Operating Expenses	30,542,000	25,602,000

Loss from Operations	(18,589,000)	(9,426,000)
Other (Income) Expense
Interest expense - net	196,000	128,000
Gain on sale of assets	(11,284,000)	—
Other income	(26,000)	—
Warrant income	—	(2,630,000)

Total Other Income	(11,114,000)	(2,502,000)

Income (Loss) Before Income Taxes	(7,475,000)	(6,924,000)
Income tax expense	(42,000)	(1,100,000)

Net Income (Loss)	$(7,517,000)	$(8,024,000)

Income (Loss) Per Common Share - Basic and Diluted	$(0.51)	$(0.68)

Weighted Average Shares Outstanding	14,769,567	11,724,974